Exhibit 99.1

FICO Announces Earnings of $1.08 per Share for Third Quarter Fiscal 2016

Record revenue of $239 million vs. $209 million in prior year

SAN JOSE, Calif., July 28, 2016 /PRNewswire/ -- FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its third fiscal quarter ended June 30, 2016.

Third Quarter Fiscal 2016 GAAP Results
Net income for the quarter totaled $35.0 million, or $1.08 per share, versus $19.9 million, or $0.62 per share, reported in the prior year period.

Third Quarter Fiscal 2016 Non-GAAP Results
Non-GAAP Net Income for the quarter was $46.8 million vs. $32.3 million in the prior year period. Non-GAAP EPS for the quarter was $1.45 vs. $1.00 in the prior year period. Free cash flow for the quarter was $77.9 million vs. $34.5 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

Third Quarter Fiscal 2016 GAAP Revenue
The company reported revenues of $238.8 million for the quarter as compared to $209.4 million reported in the prior year period.

"In our third fiscal quarter, we had a strong quarter across the board, with growth in all of our segments," said Will Lansing, chief executive officer. "The strategic initiatives we've been pursuing are continuing to bear fruit, and we're leveraging that into accelerated cash flow and earnings."

Revenues for the third quarter of fiscal 2016 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured decision management applications and associated professional services, were $141.6 million in the third quarter compared to $127.1 million in the prior year quarter, an increase of 11%. This was due to increased license sales in Fraud Management Solutions, increased transactional volumes in Customer Communications Services, and increased license and services revenues in Origination Solutions compared to the prior year.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and business-to-consumer (B2C) service, were $61.1 million in the third quarter, compared to $55.8 million in the prior year quarter, an increase of 10%. B2B revenue increased 11% and B2C revenue increased 7% from the prior year quarter.
  Tools revenues, which include Blaze Advisor®, Xpress Optimization and related professional services, were $36.1 million in the third quarter compared to $26.5 million in the prior year quarter, an increase of 36%, due primarily to increased license sales of Blaze Advisor® and FICO® Decision Management Platform.

Outlook
The company is updating its previously provided guidance for fiscal 2016, as follows:

	New Fiscal 2016 Guidance	Previous Fiscal 2016 Guidance
Revenue	$860 million - $870 million	$860 million - $870 million
GAAP Net Income	$98 million - $102 million	$94 million - $98 million
GAAP Earnings Per Share	$3.03 - $3.15	$2.89 - $3.02
Non-GAAP Net Income	$145 million - $149 million	$144 million - $148 million
Non-GAAP Earnings Per Share	$4.50 - $4.62	$4.43 - $4.55

The Non-GAAP financial measures are described in the financial table captioned "Reconciliation of Non-GAAP Guidance".

New Stock Repurchase Program
The company also announced that its Board of Directors has approved a new stock repurchase program to acquire up to $250 million of the company's outstanding common stock. This new program was approved following completion of FICO's previous stock repurchase program, which was in effect from August 2014 through July 2016.

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its third quarter fiscal 2016 results and provide various strategic and operational updates. The call can be accessed at FICO's Web site at www.FICO.com/investors. A replay of the webcast will be available through July 28, 2017.

About FICO
FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956 and based in Silicon Valley, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 165 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, telecommunications, health care, retail and many other industries. Using FICO solutions, businesses in more than 100 countries do everything from protecting 2.6 billion payment cards from fraud, to helping people get credit, to ensuring that millions of airplanes and rental cars are in the right place at the right time.

Learn more at http://www.fico.com

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

FICO is a registered trademark of Fair Isaac Corporation in the US and other countries.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2015 and Form 10-Q for the quarter ended March 31, 2016. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	September 30,
	2016	2015
ASSETS:
Current assets:
Cash and cash equivalents	$ 118,155	$ 86,120
Accounts receivable, net	155,196	158,773
Prepaid expenses and other current assets	22,443	41,709
Total current assets	295,794	286,602

Marketable securities and investments	21,565	20,525
Property and equipment, net	41,106	38,208
Goodwill and intangible assets, net	839,414	862,071
Other assets	28,833	22,757
	$ 1,226,712	$ 1,230,163

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 57,639	$ 50,810
Accrued compensation and employee benefits	56,720	54,368
Deferred revenue	50,884	46,697
Current maturities on debt	85,000	92,000
Total current liabilities	250,243	243,875

Long-term debt	516,000	516,000
Other liabilities	32,428	33,290
Total liabilities	798,671	793,165

Stockholders' equity	428,041	436,998
	$ 1,226,712	$ 1,230,163

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenues:
Transactional and maintenance	$ 153,886	$ 144,695	$ 451,701	$ 414,788
Professional services	44,304	37,998	117,798	111,142
License	40,588	26,673	76,033	80,095
Total revenues	238,778	209,366	645,532	606,025

Operating expenses:
Cost of revenues	66,384	66,202	190,875	203,493
Research & development	26,417	25,610	75,896	72,588
Selling, general and administrative	87,172	74,645	243,511	221,309
Amortization of intangible assets	3,486	3,599	10,573	10,046
Restructuring and acquisition-related	-	2,256	-	2,256
	183,459	172,312	520,855	509,692
Operating income	55,319	37,054	124,677	96,333
Other expense, net	(5,029)	(6,590)	(18,467)	(21,512)
Income before income taxes	50,290	30,464	106,210	74,821
Provision for income taxes	15,303	10,558	28,866	21,638
Net income	$ 34,987	$ 19,906	$ 77,344	$ 53,183

Basic earnings per share:	$ 1.12	$ 0.64	$ 2.48	$ 1.69
Diluted earnings per share:	$ 1.08	$ 0.62	$ 2.39	$ 1.63

Shares used in computing earnings per share:
Basic	31,149	31,118	31,201	31,465
Diluted	32,313	32,363	32,337	32,648

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	June 30,
	2016	2015
Cash flows from operating activities:
Net income	$ 77,344	$ 53,183
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,127	26,093
Share-based compensation	41,704	32,762
Changes in operating assets and liabilities	18,996	(25,264)
Other, net	454	(374)
Net cash provided by operating activities	161,625	86,400

Cash flows from investing activities:
Purchases of property and equipment	(12,541)	(18,266)
Cash paid for acquisitions, net of cash acquired	(5,683)	(56,992)
Other, net	37	75
Net cash used in investing activities	(18,187)	(75,183)

Cash flows from financing activities:
Proceeds from revolving line of credit	49,000	241,000
Payments on revolving line of credit	(56,000)	(68,000)
Payment on Senior Notes	-	(71,000)
Proceeds from issuances of common stock	8,356	13,643
Taxes paid related to net share settlement of equity awards	(28,544)	(18,102)
Repurchases of common stock	(96,121)	(130,719)
Other, net	14,231	9,482
Net cash used in financing activities	(109,078)	(23,696)

Effect of exchange rate changes on cash	(2,325)	(8,238)

Increase (decrease) in cash and cash equivalents	32,035	(20,717)
Cash and cash equivalents, beginning of period	86,120	105,075
Cash and cash equivalents, end of period	$ 118,155	$ 84,358

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Applications revenues:
Transactional and maintenance	$ 82,925	$ 79,731	$ 244,659	$ 238,597
Professional services	36,560	31,009	95,405	90,500
License	22,080	16,394	43,559	47,923
Total applications revenues	$ 141,565	$ 127,134	$ 383,623	$ 377,020

Scores revenues:
Transactional and maintenance	$ 59,781	$ 54,255	$ 174,263	$ 145,006
Professional services	822	615	2,682	2,369
License	527	884	1,303	2,257
Total scores revenues	$ 61,130	$ 55,754	$ 178,248	$ 149,632

Tools revenues:
Transactional and maintenance	$ 11,180	$ 10,709	$ 32,779	$ 31,185
Professional services	6,922	6,374	19,711	18,273
License	17,981	9,395	31,171	29,915
Total tools revenues	$ 36,083	$ 26,478	$ 83,661	$ 79,373

Total revenues:
Transactional and maintenance	$ 153,886	$ 144,695	$ 451,701	$ 414,788
Professional services	44,304	37,998	117,798	111,142
License	40,588	26,673	76,033	80,095
Total revenues	$ 238,778	$ 209,366	$ 645,532	$ 606,025

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

GAAP net income	$ 34,987	$ 19,906	$ 77,344	$ 53,183
Amortization of intangible assets	3,486	3,599	10,573	10,046
Restructuring and acquisition-related	-	2,256	-	2,256
Stock-based compensation expense	13,404	12,166	41,704	32,762
Income tax adjustments	(5,051)	(5,660)	(15,559)	(13,705)
Non-GAAP net income	$ 46,826	$ 32,267	$ 114,062	$ 84,542

GAAP diluted earnings per share	$ 1.08	$ 0.62	$ 2.39	$ 1.63
Amortization of intangible assets	0.11	0.11	0.33	0.31
Restructuring and acquisition-related	-	0.07	-	0.07
Stock-based compensation expense	0.41	0.38	1.29	1.00
Income tax adjustments	(0.16)	(0.17)	(0.48)	(0.42)
Non-GAAP diluted earnings per share	$ 1.45	$ 1.00	$ 3.53	$ 2.59

Free cash flow
Net cash provided by operating activities	$ 83,299	$ 43,118	$ 161,625	$ 86,400
Capital expenditures	(4,734)	(8,015)	(12,541)	(18,266)
Dividends paid	(624)	(621)	(1,869)	(1,882)
Free cash flow	$ 77,941	$ 34,482	$ 147,215	$ 66,252

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

	Low	High

GAAP net income	$ 98	$ 102
Amortization of intangible assets	14	14
Stock-based compensation expense	55	55
Income tax adjustments	(21)	(21)
Non-GAAP net income	$ 145	$ 149

GAAP diluted earnings per share	$ 3.03	$ 3.15
Amortization of intangible assets	0.44	0.44
Stock-based compensation expense	1.69	1.69
Income tax adjustments	(0.66)	(0.66)
Non-GAAP diluted earnings per share	$ 4.50	$ 4.62

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

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CONTACT: Investors/Analysts: Steve Weber, (800) 213-5542, investor@fico.com; or Media: Jeffrey Scott, (408) 348-3651, jscott@iq360inc.com